Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-79753, 333-81311, 333-84587, 333-89257, 333-76395 and 333-33612) and Form S-8 (Nos. 333-71373, 333-42276, 333-45534 and 333-19011) of Microvision, Inc. of our report dated February 15, 2001, except as to the second paragraph of Note 16 which is as of March 14, 2001, relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 29, 1999